EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2007

		Percentage of
		Voting Securities
		Owned by
Name	State of Incorporation	Immediate Parent

ABM Industries Incorporated	Delaware	Registrant
(*) ABM Facility Services Company	California	100%
ABM Engineering Services Company	California	100%
ABM CMS, Inc. **	California	100%
ABM Janitorial Services, Inc.	Delaware	100%
ABM Co. of Boston	California	100%
ABM Janitorial Midwest, Inc.	California	100%
ABM Janitorial Northeast, Inc.	California	100%
ABM Janitorial Services — North Central, Inc.	California	100%
ABM Janitorial — Northern California	California	100%
ABM Janitorial Services — South Central, Inc.	California	100%
ABM Mid-Atlantic, Inc.	California	100%
ABM Shared Services, Inc.	Texas	100%
American Building Maintenance Co.	California	100%
American Building Maintenance Co. — West	California	100%
American Building Maintenance Co. of Georgia	California	100%
American Building Maintenance Co. of Hawaii	California	100%
Allied Maintenance Services, Inc.	Hawaii	100%
American Building Maintenance Co. of New York	California	100%
American Building Maintenance Co. of New York — Manhattan	California	100%
Bradford Building Services, Inc.	California	100%
Servall Services Inc.	Texas	100%
ABM Janitorial Services Co., Ltd.	Brit. Columbia	100%
ABM Payroll Service, Inc.	California	100%
ABM Security Services, Inc.	California	100%
SSA Security, Inc.	California	100%
Elite Security, Inc.	California	100%
American Public Services	California	100%
Ampco Pacific Airpark, LLC***	California	60%
Ampco System Parking	California	100%
Amtech Energy Services**	California	100%
Amtech Lighting & Electrical Services	California	100%
Amtech Lighting Services	California	100%
Amtech Lighting Services of the Midwest	California	100%
Amtech Reliable Elevator Company of Texas**	Texas	100%
Beehive Parking, Inc.**	Utah	100%
Canadian Building Maintenance Company, Ltd.	Brit. Columbia	100%
Supreme Building Maintenance, Ltd.	Brit. Columbia	100%
System Parking, Inc.**	California	100%

(*)	Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation

**	Inactive companies

***	Limited Partnership